Exhibit 10.2

11.

Term and Termination

11.1.

Term. The term of this Agreement shall commence as of the Effective Date, and shall continue for six (6) months unless terminated earlier (“Term”).  The Agent shall have the option to extend the term for an additional four (4) years, six (6) months provided that the Agent is not then in a default of this Agreement.  To exercise the option, Agent must deliver written notice to Company no earlier than 60 days or later than 30 days prior to the Term expiration date and the option shall be based on satisfying the quantity order requirements set forth in the Appendix 1 and complying with the terms and conditions of this Agreement.

The Agent shall have the option to extend the term for an additional 5 years provided that the agent is not then in a default of this Agreement.  To exercise the option, Agent must deliver written notice to Company no earlier than 180 days or later than 90 days prior to the Term expiration date and the option shall be based on satisfying  the quantity order requirements set forth in Appendix 2 and complying with the terms and conditions of this Agreement.

/s/ Patrick Villagran
Agreed and signed	Date: March 27, 2012
President
SENIBELLACORP, S.A